UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________________________

FORM 8-K

__________________________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2008

ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0964500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, Connecticut		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 15, 2008, Zygo Corporation (“Zygo”) entered into an agreement and plan of merger and reorganization (the “Merger Agreement”) with Electro Scientific Industries, Inc. (“ESI”) and its wholly owned subsidiary, Zirkon Merger Sub, LLC (“Merger Sub”). Under the Merger Agreement, Zygo will merge into Merger Sub, with Merger Sub surviving (the “Merger”), and each share of Zygo common stock will be converted into the right to receive 1.0233 shares of common stock of ESI. Options and other rights to purchase Zygo common stock will similarly be converted into the right to purchase ESI common stock, except that options to purchase Zygo common stock with an exercise price greater than $40 per share will be terminated.

Completion of the Merger is subject to customary conditions, including approval by the stockholders of each of Zygo and ESI and specified regulatory approvals.

The press release announcing Zygo’s entry into the Merger Agreement is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith and this list is intended to constitute the exhibit index:

Exhibit Number	Exhibit Title
99.1	Press Release announcing Zygo’s entry into the Merger Agreement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: October 16, 2008	By:	/s/ WALTER A. SHEPHARD
Name: Walter A. Shephard
Title: Vice President Finance, CFO and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release announcing Zygo’s entry into the Merger Agreement